Exhibit 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

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

NET EARNINGS (LOSS) PER SHARE
Net earnings (loss) per share is calculated as follows:
(in thousands, except per share data)                           THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                        SEPTEMBER 30,
                                                         ----------------------------------   -----------------------------------
                                                              2001              2000               2001               2000
                                                         ---------------   ----------------   ----------------  -----------------
                                                          $         534      $      (2,029)     $      (3,408)    $       (7,255)
Net income (loss)
                                                         ===============   ================   ================  =================

BASIC:
    Weighted average common shares outstanding                   10,625             10,357             10,543             10,214
                                                         ===============   ================   ================  =================

    Net earnings (loss) per common share                  $        0.05      $       (0.20)     $       (0.32)    $        (0.71)
                                                         ===============   ================   ================  =================

DILUTED:
    Weighted average common shares outstanding                   10,625             10,357             10,543             10,214
    Effect of dilutive securities:
        Convertible notes                                             -                  -                  -                  -
        Stock options                                               218                  -                  -                  -
        Warrants                                                      9                  -                  -                  -
                                                         ---------------   ----------------   ----------------  -----------------
    Weighted average common and common
        equivalent shares outstanding                            10,852             10,357             10,543             10,214
                                                         ===============   ================   ================  =================

    Net earnings (loss) per common and common
        equivalent share                                  $        0.05      $       (0.20)     $       (0.32)    $        (0.71)
                                                         ===============   ================   ================  =================

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